UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: January 27, 2026

(Date of earliest event reported)

GENCOR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

5201 North Orange Blossom Trail, Orlando, Florida 32810

(Address of principal executive offices) (Zip Code)

(407) 290-6000

(Registrant’s telephone number, including area code)

Delaware	001-11703	59-0933147
(State or other jurisdiction of incorporated or organization)	Commission File Number	(I.R.S. Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Name of Exchange on which registered
Common Stock ($.10 Par Value)	GENC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

Gencor Industries, Inc., (the “Company”) was notified that Carr, Riggs & Ingram, L.L.C. (“CRI”) acquired, effective as of January 1, 2026, certain assets related to the capital markets practice of Berkowitz Pollack Brant Advisors + CPAs, LLP (“BPB”). As a result, on January 27, 2026, the Board of Directors of the Company (the “Board”), upon recommendation by the Audit Committee of the Board of the Company (the “Committee”), dismissed BPB and appointed CRI to serve as the Company’s independent registered public accounting firm.

The audit reports of BPB on the Company’s consolidated financial statements for the fiscal years ended September 30, 2025 and September 30, 2024 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

BPB’s report on the effectiveness of the Company’s internal control over financial reporting as of September 30, 2024 contained an adverse opinion due to the existence of a material weakness in internal control over financial reporting related information technology general controls (“ITGC’s”), particularly such controls related to user access, program change management, and ineffective complementary user-organization controls, design, implementation, and operation of controls over key third party service provider System and Organizational Controls reports, controls over the period end close process, including the review and approval process of journal entries, account reconciliations, and segregation of duties, documentation and design of controls related to various key financial statement accounts and assertions, and risk assessment, control activities, information and communication, and monitoring components of the Company’s internal control framework, as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 2024, filed with the Securities and Exchange Commission (the “SEC”) on June 27, 2025 (the “2024 Form 10-K”). BPB’s report on the effectiveness of the Company’s internal control over financial reporting as of September 30, 2025 contained an adverse opinion due to the existence of a material weakness in internal control over information technology general controls (“ITGC’s”), particularly such controls related to user access, program change management, and ineffective complementary user-organization controls and risk assessment, control activities, information and communication, and monitoring components of the Company’s internal control framework, as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025 filed with the SEC on December 9, 2025 (the “2025 Form 10-K”).

During the fiscal years ended September 30, 2025 and 2024 and the subsequent interim period through January 27, 2026, there were no (i) “disagreements,” as described in Item 304(a)(1)(iv) of Regulation S-K, with BPB on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to BPB’s satisfaction, would have caused BPB to make reference to the subject matter of such disagreements in its reports on the consolidated financial statements for such years ended September 30, 2025 and 2024 or (ii) “reportable events,” as described in Item 304(a)(1)(v) of Regulation S-K, except as previously disclosed in our Annual Reports on Form 10-K for the fiscal years ended September 30, 2025 and September 30, 2024. The Committee discussed the previously disclosed reportable events with BPB, and BPB has been authorized by the Company to respond fully to inquiries of CRI concerning this reportable event.

During the Company’s two most recent fiscal years ended September 30, 2025 and September 30, 2024 and the interim period through January 27, 2026 neither the Company nor anyone on its behalf consulted CRI regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by CRI that CRI concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided to BPB a copy of the statements made in this Item 4.01. Attached as Exhibit 16.1 to this Form 8-K is a letter from BPB to the Securities and Exchange Commission, dated January 28, 2026, stating that it agrees with these statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

16.1 Letter from Berkowitz Pollack Brant Advisors + CPAs. to the Securities and Exchange Commission, dated January 28, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCOR INDUSTRIES, INC.

January 28, 2026	By:	/s/ Marc G. Elliott
Marc G. Elliott, President and Chairman of the Board

January 28, 2026	By:	/s/ Eric E. Mellen
Eric E. Mellen, Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

16.1	Letter from Berkowitz Pollack Brant Advisors + CPAs to the Securities and Exchange Commission, dated January 28, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)